UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-4

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

SKYLYNX COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1528 Stickney Point Road, Unit 501, Sarasota, Florida  34231-3718
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 926-2510

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Filed herewith are the audited financial statements of Vetco Hospitals, Inc., a California corporation, as of and for the two year period ended December 31, 2005 and the unaudited financial statements as of and for the period ended March 31, 2006.  Those financial statements include the following:

	1.	Independent Auditors' Report
	2.	Balance Sheets as of December 31, 2005 and March 31, 2006 (unaudited)
	3.	Statements of Operations for the three months ended March 31, 2006 and 2005 (unaudited) and December 31, 2005 and 2004
	4.	Statements of Changes in Stockholders' Equity (Deficit) for the Year Ended January 1, 2004 through December 31, 2005 and January 1, 2006 through March 31, 2006 (unaudited)
	5.	Statements of Cash Flows for the three months ended March 31, 2006 and 2005 (unaudited) and December 31, 2005 and 2004
	6.	Notes to the Financial Statements

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements of SkyLynx Communications, Inc. (the "Company") are derived from the application of pro forma adjustments to our historical financial statements to give effect to the terms of our acquisition of Vetco Hospitals, Inc., Inc., a California corporation as of May 5, 2006, the effective date of the merger.  The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2005 have been prepared as if the acquisition had occurred as of January 1, 2005.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2006 have been prepared as if the acquisition had occurred as of January 1, 2006.  The unaudited pro forma consolidated balance sheets as of March 31, 2006 have been prepared as if the acquisition had occurred as of March 31, 2006.

The following unaudited pro forma condensed consolidated statements of operations do not purport to be indicative of what our operations would have been had the acquisition taken place on the dates indicated.  The following unaudited pro forma condensed consolidated balance sheets do not purport to be representative of what our financial position would have been had the acquisition taken place on the dates indicated.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and the related notes thereto included in our Annual Report on form 10-KSB for the fiscal year ended June 30, 2005 and our historical financial statements and related notes thereto included in our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

2

INDEX TO FINANCIAL STATEMENTS	Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at March 31, 2006 (unaudited) and December 31, 2005	F-3

Statements of Operations for the three months ended March 31, 2006 and
2005 (unaudited) and December 31, 2005 and 2004	F-4

Statement of Changes in Shareholders' Equity for the period from
January 1, 2004 through December 31, 2005 and January 1, 2006
through March 31, 2006 (unaudited)	F-5

Statements of Cash Flows for the three months ended March 31, 2006 and
2005 (unaudited) and December 31, 2005 and 2004	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of VETCO Hospital, Inc.:

 We have audited the accompanying balance sheet of VETCO Hospital, Inc. (the “Company”) as of December 31, 2005, and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company is economically dependent on its contractual relationships with PETCO Animal Supplies, Inc., the parent company of the PETCO chain of stores.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s ability to comply with the terms and conditions of an IRS settlement agreement; to return to profitability; to generate sufficient cash flow from operations and; to obtain financing sources to meet the Company’s future obligations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Cordovano and Honeck LLP

Englewood, Colorado

July 7, 2006

VETCO HOSPITALS, INC.

Balance Sheets at March 31, 2006 (unaudited)

and December 31, 2005

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Accounts receivable, net	$ 19,493	$ 28,835
Inventory, at lower of cost or market (Note 2)	174,085	157,529
Total current assets	193,578	186,364

Property and equipment, net (Note 2)	127,210	134,710
Other assets	31,452	31,452
	$ 352,240	$ 352,526

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts and notes payable:
Overdraft	$ 14,938	$ 57,806
Accounts payable	298,779	307,955
Notes payable (Note 2)	134,467	134,467
Accrued salaries and employee benefits	19,386	19,037
Other current liabilities:
Reserve for delinquent taxes (Note 1)	1,003,189	1,071,992
Deferred revenue	21,653	27,258
Notes payable to related parties (Note 2)	180,671	30,671
Due to related parties (Note 2)	250	250
Other	4,928	25,297
Total current liabilities	1,678,261	1,674,733

Long-term debt, net of current maturities	100,000	100,000
Total liabilities	1,778,261	1,774,733

Commitments and contingencies (Notes 5 and 9)	-	-

Shareholders’ equity (deficit) (Note 6):
Common stock , no par value. Authorized 100,000 shares,
issued and outstanding 10,000 shares	1,000	1,000
Retained deficit	(1,427,021)	(1,423,207)
Total shareholders' equity (deficit)	(1,426,021)	(1,422,207)
	$ 352,240	$ 352,526

See accompanying notes to financial statements

VETCO HOSPITALS, INC.

Statements of Operations

For the Three Months Ended March 31, 2006 and 2005 (unaudited) and

December 31, 2005 and 2004

	Three Months Ended		Years Ended
	March 31,		December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Revenues	$ 1,332,932	$1,376,798	$5,855,142	$5,826,808
Direct costs	902,522	950,753	4,112,902	4,305,786

Gross profit	430,410	426,045	1,742,240	1,521,022

Selling, general and administrative expenses	415,319	396,365	1,721,340	1,368,155

Income from continuing operations	15,091	29,680	20,899	152,867

Other income (expense):
Nonoperating income	378	1,937	23,215	24,969
Nonoperating expense	—	—	(7,117)	(72,013)
Interest expense	(19,282)	(20,555)	(151,189)	(157,360)

Income (loss) from continuing operations before income taxes	(3,813)	11,062	(114,192)	(51,537)

Provision for income taxes (Note 7)	—	—	(2,438)	(18,836)
Income (loss) from continuing operations	(3,813)	11,062	(116,630)	(70,373)

Discontinued operations (Note 8):
Loss from operations of Huntington Beach
Animal Hospital (no loss on disposal)	—	(36,423)	(36,423)	(99,707)
Net loss	$ (3,813)	$ (25,361)	$ 153,053)	$ (170,080)

See accompanying notes to financial statements

VETCO HOSPITALS, INC.

Statement of Changes in Shareholders' Equity (Deficit)

For the Period From January 1, 2004 through December 31, 2005 and

January 1, 2006 through March 31, 2006 (unaudited)

	Common Stock		Retained
	Shares	Amount	deficit	Total
Balance at
January 1, 2004	$10,000	$ 1,000	$(1,100,075)	$(1,099,075)
Net loss	—	—	(170,080)	(170,080)
Balance at
December 31, 2004	10,000	1,000	(1,270,155)	(1,269,155)
Net loss	—	—	(153,053)	(153,053)
Balance at
December 31, 2005	10,000	1,000	(1,423,208)	(1,422,208)
Net loss (unaudited)	—	—	(3,813)	(3,813)
Balance at
March 31, 2006 (unaudited)	$10,000	$ 1,000	$(1,427,021)	$(1,426,021)

See accompanying notes to financial statements

VETCO HOSPITALS, INC.

Statements of Cash Flows

For the Three Months Ended March 31, 2006 and 2005 (unaudited) and

December 31, 2005 and 2004

		Three Months Ended		Years Ended
		March 31,		December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$ (3,813)	$ (25,361)	$ (153,053)	$ (170,080)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	7,500	18,208	59,303	69,852
Changes in operating assets and liabilities, excluding effects of business combinations:
Accounts and other receivables	9,342	1,555	2,111	(18,306)
Inventory	(16,556)	(5,387)	7,659	216,271
Other current assets	-	500	26,577	-
Accounts payable	(25,428)	1,214	(14,763)	115,707
Other current liabilities	(46,638)	62,108	53,674	4,033
Deferred revenue	(5,604)	(29,000)	(4,234)	2,493
Reserve for delinquent payroll taxes	(68,803)	(5,688)	(13,636)	(134,001)
Net cash (used in) provided by operating activities	(150,000)	18,149	(36,362)	85,969

Cash flows from investing activities:
Acquisition of equipment	-	(8,999)	(8,999)	(15,634)

Net cash (used in) investing activities	-	(8,999)	(8,999)	(15,634)

Cash flows from financing activities:
Proceeds from related party advances	-	-	3,252	110,881
Repayments of related party advances	-	-	(57,892)	(161,580)
Proceeds from convertible debenture	-	-	100,000	6,000
Proceeds (repayments) of long-term debt	150,000	(9,150)	-	(25,636)
Net cash (used in) provided by financing activities	150,000	(9,150)	45,360	(70,335)
Net change in cash and cash equivalents	-	-	-	-
Cash and cash equivalents: Beginning of period	-	-	-	-
End of period	$ -	$ -	$ -	$ -
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$ -	$ -	$ -	$ -
Interest	$ 14,783	$ 20,555	$ 139,895	$ 157,289

See accompanying notes to financial statements

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Description of Business:

VETCO Hospitals, Inc., or VETCO, is a California corporation, formed in 1996, now based in Sarasota, Florida. We were formed in 1996. We are an animal healthcare services company operating animal hospitals and vaccine clinics.

Our animal hospitals offer a full range of general medical and surgical services for companion animals including the treatment of diseases and injuries, provide pharmaceutical products and perform a variety of pet wellness programs such as health examinations, diagnostic testing, vaccinations, spaying, neutering and dental care. At December 31, 2005, we operated 5 animal hospitals throughout five western states.  Our hospitals, which are located adjacent to PETCO Stores, operate under agreements with PETCO Animal Supplies, Inc.

Our vaccine clinics offer basic preventive care, vaccinations and testing services.   At December 31, 2005, we operated 135 vaccine clinics throughout five western states.  Our vaccine clinics, which are set up, on a rotating basis, inside PETCO stores, operate under agreements with PETCO Animal Supplies, Inc.

We are economically dependent on these agreements with PETCO.  Should the agreements with PETCO terminate for any reason, it would have a significant adverse affect on us.

Basis of Presentation:

Our financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Our sources of cash as of December 31, 2005, include cash flows from operations and possible future equity and/or debt financings.

The IRS and the State of California Employment Development Department (“CEDD”) have assessed us back payroll taxes, fines and interest for failure to withhold and pay payroll taxes on payments we made to compensate our veterinarians for the years 1999 to 2003.   At March 31, 2006 (unaudited) and December 31, 2005, we are indebted to the IRS and CEDD as follows:

	March 31,	December 31,
	2006	2005
	(unaudited)
IRS	$956,173	$1,011,869
CEDD	47,016	60,124
	$1,003,189	$1,071,993

We have entered into a settlement agreement with the IRS, under which we have agreed to pay the Department of Treasury a total of $556,080 to settle the claim.  However, IRS acceptance of this offer is contingent upon our making payment.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

We are in negotiations with the CEDD for the return of monies paid, which in our opinion were assessed in error, but no agreement can be reached until we first payoff the entire obligation.

We have consummated the reverse acquisition of SkyLynx Communications, Inc., a publicly traded company that, we believe, can provide access to the capital necessary to achieve our business objectives. SkyLynx has a conditional commitment for funding that requires the filing with the SEC of a Registration Statement and having that Registration Statement declared effective by the SEC.  While this conditional commitment would satisfy the outstanding obligations with the IRS, there can be no assurance that SkyLynx will be able to satisfy the conditions of the funding.   SkyLynx is also currently negotiating with numerous capital sources to fund the acquisition of other vaccination clinic businesses.  If the acquisitions can be consummated, of which there can be no assurance, when combined with VETCO, we believe that the successful execution of this plan could provide; (a) the short term funds necessary to satisfy outstanding obligations, (b) provide the capital necessary to position Vetco with a revenue base capable of supporting a strong positive operational cash flow and (c) eliminate the need for outside sources of capital to maintain operations.  Our ability to obtain funding and complete one or more acquisitions is subject to material risks and uncertainties; and there can be no assurance that we will be able to successfully implement this strategy.

Our projected uses of cash include cash to be used in operations, capital expenditures, debt service costs and continued development of potential strategic acquisitions. Subsequent to December 31, 2005, we have undertaken several steps to improve liquidity and reduce our projected uses of cash. Management believes that additional funding will be required to operate the Company through the end of the third quarter of 2006,

To reduce our cash utilization, we have negotiated a settlement regarding our IRS back taxes. In addition, we are working to find permanent veterinarian workers to staff certain of our animal hospitals.  We will seek financing from public or private issuances which may include a combination of equity and convertible debt securities to fund these actions.  We currently have no agreements, commitments or understandings for additional financing, and there can be no assurance that it can be obtained.  If we are unable to obtain the additional funding, we may be required to reduce the scope of our planned acquisition program, which could have a negative impact on our financial condition and operating results.

Estimates Used in Preparing the Financial Statements

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information that is currently available and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could vary from those estimates under different assumptions or conditions.

Cash and cash equivalents

We consider only highly liquid investments with original maturities of less than 90 days to be cash equivalents. We maintain balances in our bank accounts that are in excess of FDIC insured levels.

Inventory

Supplies are valued at the lower of cost using the first-in, first-out method or market.   Shipping and handling costs are immaterial.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Property and equipment

Property and equipment is recorded at cost. Equipment held under capital leases is recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment at the beginning of the lease term.

We have developed and implement new software to be used internally, or enhanced our existing internal software. We developed the software using our own employees and/or outside consultants. Costs associated with the development of new software were expensed as incurred. Costs related directly to the software design, coding, testing and installation are capitalized and amortized over the expected life of the software, generally three years. Costs related to upgrades or enhancements of existing systems are capitalized if the modifications result in additional functionality. There were no software development costs capitalized in 2005 and 2004, respectively.

Depreciation and amortization are provided for on the straight-line method over the following estimated useful lives:

Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Automobiles	5 to 7 years
Leasehold improvements	5 to 10 years

Accounts receivable

Most of our accounts (trade) receivables are due from vendors. Accounts receivables are stated net of an allowance for doubtful accounts for estimated losses resulting from the inability to collect these receivables, which is determined by continually evaluating individual receivables, the vendor’s financial condition and current economic conditions. The allowance for doubtful accounts was $-0- as of March 31, 2006 (unaudited) and $-0- as of December 31, 2005.

Sales Incentives

In accordance with EITF 03-10, Application of EITF Issue No. 02-16, “Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor,” by Resellers to Sales Incentives Offered to Consumers by Manufacturer, consideration received in the form of a reimbursement by a vendor for honoring a vendor’s sales incentives offered directly to consumers is accounted for as a reduction of cost of sales unless certain criteria are met.

Asset Impairments

The Company assesses its other long-lived assets, primarily fixed assets, for impairment under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows expected to be generated by an asset (or group of assets) are less than its carrying value. Any required impairment losses are measured as the amount, by which the asset’s carrying value exceeds its fair value, and are recorded as a reduction in the carrying value of the related asset and charged to results of operations. There were no impairment assessments of long-lived assets resulting in write-downs of fixed assets during 2005 and 2004, respectively.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments and Concentration of Credit Risk:

The carrying amount reported in our balance sheet for cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments. Our policy is to place our cash and cash equivalents in highly-rated financial instruments and institutions, which we believe mitigates our credit risk. Concentration of credit risk with respect to accounts receivable is limited due to the diversity of our customer base. We routinely review the collection of our accounts receivable and maintain an allowance for potential credit losses, but historically have not experienced any significant losses related to an individual customer or groups of customers in a geographic area.

We currently depend, in some cases, on our ability to recruit qualified veterinarians to deliver services to our customers on a timely basis. Shortages in the availability of qualified veterinarians for an extended period of time will disrupt our ability to provide services in a timely manner and could have a material adverse effect on our results of operations.

Sales Revenue Recognition:

Revenue is recognized only after the following criteria are met: (i) there exists adequate evidence of the transactions; (ii) delivery of goods has occurred or services have been rendered; and (iii) the price is not contingent on future activity and collectibility is reasonably assured. Revenue is reported net of sales discounts.

We recognize sales revenue at our animal hospitals at the time the veterinarian services are rendered or products are sold.  We recognize sales revenue at our vaccine clinics at the time the vaccinations are performed or products are sold.

We established a program to offer our customers a complete series of vaccine shots for puppies and kittens at a discounted price.  The series of vaccine shots are provided during a three-month period.  As of March 31, 2006 and December 31, 2005, we deferred $21,653 (unaudited) and $27,259 for vaccine shots to be provided in the future, respectively.

Cost of Sales:

Cost of sales includes the following types of expenses: direct costs associated with products sold, including inbound freight charges; shipping and handling costs; inventory shrink costs; payroll costs of veterinarians and their assistants and other direct costs of the services line of business; and site fees paid to PETCO based on a percentage of gross vaccine fees.   Also included in cost of sales is any consideration we received from vendors for rebates, allowances and discounts.

Selling, General and Administrative Expenses:

 Selling, general and administrative expenses includes the following types of expenses: payroll costs of office employees and management; other costs associated with operations; animal hospital and vaccine clinic pre-opening and remodeling costs; advertising expenses; and other general and administrative costs.

Advertising Expenses:

We charge advertising costs to expense as incurred and classify advertising costs within selling, general and administrative expenses. Total advertising expenses were $35,142 and $43,884 for 2005 and 2004, respectively.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Operating Leases:

Rent expense under operating leases is recognized on a straight-line basis over the terms of the leases, which generally range from 5 to 10 years for animal hospitals and five years for equipment. Costs incurred in negotiating and signing an operating lease agreement are capitalized and recognized on a straight-line basis over the term of the lease. Reimbursements from lessors of tenant improvement costs are recorded as deferred rent and amortized on a straight-line basis over the term of the lease.

Income Taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are recorded against net deferred tax assets when it is considered more likely than not that some portion or all of a deferred tax asset may not be recoverable.

Pre-opening Costs:

Costs incurred in connection with opening animal hospitals and vaccine clinics are expensed as incurred and are recorded in selling, general and administrative expenses. Such costs include advertising, payroll, initial veterinarian supplies.

Segment Reporting:

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. All of the Company’s hospitals and vaccine clinics are considered operating segments and have been aggregated into one reportable segment given the similarities in economic characteristics among the operations represented by the hospitals and clinics and the common nature of the products, customers and methods of distribution.

Future Accounting Requirements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R). SFAS No. 123(R) supersedes APB No. 25 and SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), and requires companies to expense the fair value of employee stock options and other forms of employee stock-based compensation. SFAS No. 123 allowed companies to disclose the pro forma effects of expensing the fair value of employee stock-based compensation in the footnotes to the financial statements. SFAS No. 123(R) applies to all stock-based compensation transactions with employees in which a company acquires services by issuing its stock or other equity instruments, except through arrangements resulting from employee stock ownership plans, or by incurring liabilities that are based on the company’s stock price. In March 2005, the Securities and Exchange Commission (“SEC”) released SEC Staff Accounting Bulletin No. 107, Share-Based Payment (“SAB No. 107”). SAB No. 107 provides the SEC staff’s position regarding the application of SFAS No. 123(R) and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. In April 2005, the SEC approved an amendment to Rule 4-01(a) of Regulation S-X to amend the date for compliance with SFAS No. 123(R). In accordance with this amendment, the accounting provisions of SFAS No. 123(R) are

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

effective for annual periods beginning after June 15, 2005. The Company adopted SFAS No. 123(R) in the first quarter of fiscal 2006 using the modified-prospective approach. The Company is evaluating the effects of adopting SFAS No. 123(R) and SAB No. 107.

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”), which is an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”). FIN 47 clarifies terminology within SFAS No. 143 and requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. We adopted FIN 47 for the year ended December 31, 2005, which did not have a material impact on its results of operation, financial condition or cash flows.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4 , effective for fiscal years beginning after June 15, 2005, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material or spoilage that may be incurred. We do not expect that the application of SFAS No. 151 will have a material impact on our financial statements or the way we conduct our operations.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which replaces SFAS No. 123 and supersedes APB Opinion No. 25 and its related implementation guidance. SFAS No. 123R will require us to measure the cost of share-based payments to employees, including stock options, based on the grant date fair value and to recognize the cost over the requisite service period. We adopted SFAS No. 123R effective January 1, 2006. Depending on the number of options granted and the assumptions used to value those options, the adoption of SFAS No. 123R could have a material impact on our operating results.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, defining and changing the way companies account for changes in accounting principles, accounting estimates and reporting entities, as well as corrections of errors. Among other things, SFAS No. 154 prohibits companies from changing accounting principles or the methodology of applying accounting principles unless directed to do so by new accounting principles or unless the new principle or application is acceptable and superior. Entities changing accounting principles outside of specific guidance are required to retroactively apply the change to all prior periods unless it is impracticable to do so, in which case, entities will be required to make an adjustment to retained earnings in the year of change.

We do not anticipate that SFAS No. 154 will have a material impact on our future operations; however, its application could result in a change in historically reported financial statements if in the future we either adopt a new accounting principle where no specific application guidance is provided, if we change current accounting principles or the method of their application or if we correct an error in previously issued financial statements.    SFAS No. 154 is effective for fiscal years beginning after December 15, 2005.

Note 2. Related Party Transactions

In January 2006, SkyLynx Communications, Inc. advanced us $150,000 (unaudited) for working capital.  We executed a promissory note pursuant to a loan agreement.  The note matures in January 2007, and accordingly is classified and current liabilities in the accompanying financial statements.  Interest is at 10 percent and the note is collateralized by substantially all of our assets.  The note is reflected as note payable to related party in the accompanying financial statements.  Interest on the note totaled $3,125 during the quarter ended March 31, 2006.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

The spouse of our CEO made interest bearing cash advances to us in 2005 and 2004 for working capital purposes.  We have repaid all but $250 of the advances as of December 31, 2005.  The $250 is reflected as due to related party in the accompanying financial statements.  We made interest payments to Mrs. Shobe totaling $-0- and $3,920 for the three months ended March 31, 2006 and 2005 (unaudited) respectively and $15,675 and $18,900 for the years ended December 31, 2005 and 2004, respectively.   Advances from Melissa Shobe and repayment activity are as follows:

	March 31,	December 31,
	2006	2005	2004
	(unaudited)
Beginning balance	$250	$54,892	$105,591
Cash advances	-	3,250	110,881
Repayments	-	(57,892)	(161,580)
Ending balance	$250	$250	$54,892

In 1996, Mr. Steven Dunbar, a shareholder, loaned us $25,000 pursuant to the terms of a promissory note.  The note is uncollateralized, due on demand with interest at 10%.  Advance and repayment activity are as follows:

	March 31,	December 31,
	2006	2005	2004
	(unaudited)
Beginning balance	23,166	$23,166	$23,166
Cash advances		-	-
Repayments		-	-
Ending balance	$23,166	$23,166	$23,166

In 1996, Mr. and Mrs. Murray Rudin, shareholders, loaned us $1,500 pursuant to the terms of a promissory note.   The note is uncollateralized, due on demand with interest at 10%.  Advance and repayment activity are as follows:

	March 31,	December 31,
	2006	2005	2004
	(unaudited)
Beginning balance	$2,339	$2,339	$2,339
Cash advances	-	-	-
Repayments	-	-	-
	$2,339	$2,339	$2,339

In 1996, Mr. Murray Rudin, a shareholder, loaned us $3,500 pursuant to the terms of a promissory note.  Subsequently, Mr. Rudin advanced additional amounts under the same terms.  The note is uncollateralized, due on demand with interest at 10%.  Advance and repayment activity are as follows:

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

	March 31,	December 31,
	2006	2005	2004
	(unaudited)
Beginning balance	$5,166	$5,166	$5,166
Cash advances	-	-	-
Repayments	-	-	-
Ending balance	$5,166	$5,166	$5,166

As of December 31, 2005, we are indebted to related parties as follows:

	March 31,	December 31,
	2006	2006
	(unaudited)
Mrs. Melissa Shobe	$250	$250
	$250	$250

As of December 31, 2005, notes payable to related parties are summarized below:

	March 31,	December 31,
	2006	2006
	(unaudited)
SkyLynx Communications, Inc	$150,000	$-
Mr. Steven Dunbar	23,166	23,166
Mr. and Mrs. Rudin	2,339	2,339
Mr. Murray Rudin	5,166	5,166
	$180,671	$30,671

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3. Composition of Balance Sheet Accounts

Supplies inventory

Supplies consisted of the following at March 31, 2006 (unaudited) and December 31, 2005:

	March 31,	December 31,
	2006	2005
	(unaudited)
Pharmacutical drugs	$165,541	$149,798
Merchandise	8,544	7,731
	$174,085	$157,529

Property and equipment, net

Property and equipment, net, consisted of the following at March 31, 2006 (unaudited) and December 31, 2005:

	March 31,	December 31,
	2006	2005
	(unaudited)
Furniture and fixtures	$12,684	$12,684
Equipment	331,500	331,500
Automobiles	24,071	24,071
Leasehold improvements	328,790	328,790
	697,045	697,045
Less: accumulated depreciation	(569,835)	(562,335)
	$127,210	$134,710

Depreciation expense was $7,500 and $10,000 (unaudited), respectively, for the three months ended March 31, 2006 and 2005.   Depreciation expense was $59,303 and $69,852, respectively, for the years ended December 31, 2005 and 2004.

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Short-term debt

At March 31, 2006 and December 31, 2005, short-term debt consisted of the following notes payable:

	March 31,	December 31,
	2006	2005
	(unaudited)
Note payable to Mr. Schulte, with
interest at 10%, unsecured, due
December 31, 2006	$6,000	$6,000
Note payable to Page Credit, with
interest at 36%, collateralized by
equipment, due on demand	128,467	128,467
	$134,467	$134,467

There was no unamortized discount or premium on the Page Credit promissory note.  The face amount of the note is $125,000.   The effective interest rate is 38 percent and there are no debt issue costs.

Long-term debt

At March 31, 2006 and December 31, 2005, long-term debt consisted of the following notes payable:

	March 31,	December 31,
	2006	2005
	(unaudited)
Note payable to John McKenzie
convertible into the common stock of
SkyLynx Communications, Inc.
interest at 10%, unsecured, due
June 30, 2008	$100,000	$100,000

Mr. McKenzie has the right to convert his note into 448,189 shares of SkyLynx Communications, Inc. common stock at the rate of $.22 per share.  The conversion right expires upon repayment of the note.  No beneficial conversion was recorded as the conversion was “out of the money” on the date of issuance.

At December 31, 2005, future maturities of long-term debt were as follows:

Due 2006	$-
Due 2007	-
Due 2008	100,000
$100,000

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 5. Lease Commitments and Other Obligations

We lease space for our animal hospitals from PETCO Animal Supplies, Inc. under operating leases. The PETCO leases generally have seven (7) to ten (10) year terms with options to renew for two or three additional 5 year terms. Certain leases include additional contingent rental payments of a percentage of revenues above defined levels. Rent expense under operating leases for the three months ended March 31, 2006 and 2005 was $44,956 and $36,980 (unaudited), respectively.  Rent expense under operating leases for 2005 and 2004 was $168,512 and $187,909 respectively.

At December 31, 2005, future minimum lease payments under non-cancelable operating leases were as follows:

December 31,
2006	$121,560
2007	119,004
2008	77,098
2009	21,879
2010	-
$339,541

Note 6. Shareholders’ Equity (Deficit)

Common Stock

The authorized number of shares of common stock at December 31, 2005 was 10,000 with no par value per share. At December 31, 2005, there were no limitations on the Company’s ability to pay dividends or make other distributions in respect of its common stock.

Note 7. Income Taxes

Income taxes consisted of the following:

A reconciliation of income taxes at the federal statutory rate of 35% with the provision for income taxes follows:

	Years Ended
	December 31,
	2005	2004
U.S. federal statutory graduated rate	26.99%	28.20%
State income tax rate,
net of federal benefit	6.45%	6.35%
Net operating loss for which no tax
benefit is currently available	-33.44%	-34.55%
	0.00%	0.00%

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

At December 31, 2005, deferred tax assets consisted of a net tax asset of $51,194, due to operating loss carry forwards of $1,020,068, which was fully allowed for, in the valuation allowance of $51,194.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The change in the valuation allowance for the years ended December 31, 2005 and 2004 totaled $51,194 and $58,753, respectively.  The current tax benefit also totaled $51,194and $58,753 for the years ended December 31, 2005 and 2004, respectively.  The net operating loss carry forward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carry forwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

Note 8. Discontinued Operations

In January 2005, we closed our Huntington Beach Animal Hospital because it was not providing the returns and operating cash flows required by management.  There was no gain or loss reported, as we closed the Hospital down at the expiration of the lease term and all employees were offered positions in other hospitals.  Accordingly, there were no termination costs to report.  We abandoned the Hospital’s assets, which were fully depreciated at the time.

Note 9. Contingencies

Dr. Yoo has filed a breach of contract claim against us for wrongful termination in Los Angeles County Court.  The case is in the early stages.  A trial is scheduled for April 2007.  We are vigorously defending ourselves at this time.  We have not recorded a contingent liability on our books because management believes that the claims are without merit, that a material loss is not probable and the amount of liability, if any, to Dr. Yoo cannot be reasonably estimated at this time.

In addition, a vendor has filed claims against us totaling $10,000 for nonpayment.

Note 10. Subsequent Events-Merger

On November 29, 2005, VETCO executed a definitive Agreement and Plan of Merger ("the Merger Agreement") between and among us, SkyLynx Communications, Inc. and an acquisition subsidiary, SkyLynx Acquisition Company ("SAC").

The Merger Agreement provides for the Merger of SAC with and into VETCO, with VETCO to be the surviving corporation

Upon consummation of the Merger, all issued and outstanding shares of VETCO common stock were to be converted automatically into an aggregate of 1,000,000 SkyLynx Series A Convertible Preferred Stock having a Stated Value of $3.00 per share (the "Series A Preferred"). The number of shares of Series A Preferred to be issued to the VETCO shareholders shall be adjusted at the time of Closing such that the total

VETCO HOSPITALS, INC.

NOTES TO FINANCIAL STATEMENTS

number of shares of SkyLynx Common Stock issuable upon conversion of the Series A Preferred (the "Conversion Stock") shall represent, at closing, 55% of the total issued and outstanding shares of SkyLynx Common Stock, on the Closing Date, on a fully diluted basis, excluding shares of Common Stock issued or reserved for issuance pursuant to Securities Purchase Agreements and related instruments entered into by SkyLynx with NIR Group investors.

At the Effective Time, all issued and outstanding options, warrants and other rights to acquire shares of VETCO common stock, if any, were to be converted into identical rights with respect to SkyLynx Common Stock. No new options were to be granted prior to closing.

The Merger closed in escrow on April 28, 2006 and was consummated effective May 5, 2006.

VETCO HOSPITALS, INC.

Pro Forma Balance Sheet

at March 31, 2006

			Pro Forma
			Adjustments
			Increase		Pro Forma
	VETCO	SCI	(Decrease)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$ —	$ 251,302	$ —		$ 251,302
Accounts and notes receivable	19,493	449,520	(150,000)	A	319,013
Inventories	174,085				174,085
Prepaid expenses	—	17,812	—		17,812
Other current assets	—	21,385	—		21,385
Total current assets	193,578	740,019	(150,000)		783,597

Property and equipment, net	127,210	18,106	—		145,316
Other assets	31,452	81,389	—		112,841
	$ 352,240	$ 839,514	$ (150,000)		$ 1,041,754

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts and notes payable, other	$ 448,184	$ 1,059,549	$ —		$ 1,507,733
Accounts and notes payable, related parties	180,921	2,800	(150,000)	A	33,721
Other current liabilities	1,049,156	458,268			1,507,424
Total current liabilities	1,678,261	1,520,617	(150,000)		3,048,878

Long-term debt	100,000	2,050,899	—		2,150899
Total liabilities	1,778,261	3,571,516	(150,000)		5,199,777

Shareholders’ equity (deficit) (Note 6):
Preferred stock	—	—	1,000	B	1,000
Common stock	1,000	3,120	(1,000)	B	3,120
Additional paid-in capital	—	7,132,451	9,867,573		17,000,024
Retained deficit	(1,427,021)	(9,867,573)	(9,867,573)	C	(21,162,167)

Total shareholders' equity (deficit)	(1,426,021)	(2,732,002)	—		(4,158,023)

	$ 352,240	$ 839,514	$ (150,000)		$ 1,041,754

	—	—	—		—

See accompanying notes to financial information

VETCO HOSPITALS, INC.

Pro Forma Statements Of Operations

For The Three Month Period Ending March 31, 2006

			Pro Forma
			Adjustments
			Increase		Pro Forma
	VETCO	SCI	(Decrease)		Combined
Revenues	$1,332,932	$89,563	$—		$1,422,495
Direct costs	902,522	60,922	—		963,444
Gross profit	430,410	28,641	—		459,051

Selling, general and administrative expense	415,319	452,448	—		867,767
	415,319	452,448	—		867,767
Income (loss) from operations	15,091	(423,807)	—		(408,716)

Other income (expense):
Nonoperating income	378	8,844	—		9,222
Nonoperating expense	—	—	—		—
Interest expense	(19,282)	(40,235)	3,125	A	(56,392)

Income (loss) from operations
before income taxes	(3,813)	(455,198)	3,125	A	(455,886)

Provision for income taxes	—	—	—		—
Net income (loss)	$(3,813)	$(455,198)	$3,125		$(455,886)

Basic and diluted loss per share		(0.02)	0.00		(0.02)
Weighted average common shares outstanding		30,323,726	30,323,726		30,323,726

See accompanying notes to financial information

VETCO HOSPITALS, INC.

Pro Forma Statements Of Operations

For The Year Ended December 31, 2005

			Pro Forma
			Adjustments
			Increase		Pro Forma
	VETCO	SCI	(Decrease)		Combined
Revenues	$5,855,142	$471,477	$—		$6,326,619
Direct costs	4,112,902	227,432	—		4,340,334
Gross profit	1,742,240	244,045	—		1,986,285

Selling, general and administrative expenses	1,721,340	2,749,265	—		4,470,605

	1,721,340	2,749,265	—		4,470,605

Income (loss) from continuing operations	20,900	(2,505,220)	—		(2,484,320)

Other income (expense):
Nonoperating income	23,215	89,461	—		112,676
Nonoperating expense	(7,118)	—	—		(7,118)
Interest expense	(151,189)	(145,326)	—		(296,515)

Income (loss) from continuing
operations before income taxes	(114,192)	(2,561,085)	—		(2,675,277)

Provision for income taxes	(2,438)	—	—		(2,438)

Income (loss) from continuing
operations	(116,630)	(2,561,085)	—		(2,677,715)

Discontinued operations	(36,423)	—	36,423	B	—

Net income (loss)	$(153,053)	$(2,561,085)	$36,423	B	$(2,677,715)

Basic and diluted loss per share		(0.14)	0.00		(0.14)
Weighted average common shares outstanding		18,824,286	18,824,286		18,824,286

See accompanying notes to financial information

VETCO HOSPITALS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited Pro Forma Condensed, Combined Balance Sheet as of March 31, 2006 and the unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2006 and the year ended December 31, 2005 (collectively the Pro Forma  Combined  Financial  Statements) give effect to the merger of SkyLynx Communications, Inc. and VETCO Hospitals, Inc.

The transaction was valued at historical cost.  The pro forma condensed, combined financial statements were taken from the financial statements of SkyLynx Communications, Inc. as of March 31, 2006 and June 30, 2005 and for the year ended June 30, 2005 and the three months ended March 31, 2006. The pro forma condensed, combined financial statements were taken from the financial statements of VETCO Hospitals, Inc. as of March 31, 2006 and for the three months ended March 31, 2006 and for the year ended December 31, 2005.

The Pro Forma  Combined  Statements  of  Operations  were  prepared assuming  that  the  merger  described  above  was  consummated  as of  the beginning of each period  presented.  The Pro Forma Combined Balance Sheet was prepared assuming that the transaction was consummated as of March 31, 2006.

The unaudited Pro Forma Combined Financial Statements are based upon historical financial statements of the SkyLynx Communications and VETCO Hospitals, Inc.

 The pro forma adjustments and the resulting pro forma combined financial statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Issuer.

The Pro Forma Condensed, Combined Balance Sheet and the Pro Forma Condensed, Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been  achieved had the  acquisition  been consummated  as of the dates  indicated,  or that may be achieved in the future. Furthermore, the Pro Forma Combined Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

The Pro Forma Combined Financial Statements and notes thereto should be read in conjunction with the audited financial statements and notes thereto of SkyLynx Communications, Inc., contained in its Annual Report on Form 10-KSB for the year ended June 30, 2005, the unaudited financial statements of SkyLynx Communications, Inc., contained in its Quarterly Report on Form 10-QSB as of and for the three months ended March 31, 2006 and the accompanying historical financial statements and notes thereto of VETCO Hospitals, Inc. filed herewith.

The following unaudited pro forma condensed, combined balance sheet gives effect to the merger of SkyLynx Communications, Inc. and VETCO Hospitals, Inc.

The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, combined balance sheet:

Assumptions:

A)

Adjustment to eliminate intercompany debt;

B)

Adjustment to reflect the issuance of SCI preferred stock in exchange for VETCO common stock;

C)

Adjustment to eliminate the SCI deficit in the reverse acquisition.

VETCO HOSPITALS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following  unaudited  pro forma  condensed,  combined  statement of operations  gives effect to the  merger of SkyLynx Communications, Inc. and VETCO Hospitals, Inc..

This unaudited pro forma condensed, combined statement of operations is not necessarily indicative of results of operations had the acquisition occurred at January 1, 2005, nor the results to be expected in the future.

The following footnote should be read in understanding pro forma adjustments to the unaudited pro forma condensed, combined statement of operations.

Assumptions:

A)

Adjustment to eliminate the results of the discontinued Huntington Beach Animal Hospital;

B)

Adjustment to eliminate intercompany interest.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SkyLynx Communications, Inc. (Registrant)

Dated: July 19 , 2006	By: /s/ Gary L. Brown Gary L. Brown, President

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